EXHIBIT 99.1

PRESS RELEASE

www. inhibitex.com

CONTACTS:

Inhibitex, Inc.
Russell H. Plumb
Chief Financial Officer
(678) 746-1136
rplumb@inhibitex.com
Laura Perry (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
laura@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX, INC. REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
- FDA Clears Initiation of Next Aurexis® Clinical Trial -
- Financial Guidance Provided on Reduced Operating Expenses for 2006 -
ATLANTA, GA — May 5, 2006 — Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the first quarter ended March 31, 2006 and provided financial guidance for the remainder of 2006. The company also reported that it has received authorization from the U.S. Food and Drug Administration (FDA) to initiate a safety and pharmacokinetic trial of Aurexis®, in combination with antibiotics, in 16 patients with confirmed Staphylococcus aureus (S. aureus) bloodstream infections. The company anticipates initiating this trial during the third quarter of 2006.
The company also announced that, based on the changes it has recently implemented to reduce and control its costs and expenditures, it currently estimates its net cash burn rate will approximate $10.0 to $11.0 million during the second quarter of 2006, and will decrease to approximately $5.0 to $6.0 million per quarter during the second half of the year.
“Over the past month we have initiated a number of cost reduction and strategic measures that better align our operations with our planned level of research and clinical development activities,” stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex. “As a result, our burn rate has been substantially decreased and our financial position remains very sound. While we anticipate expending additional resources to advance our MSCRAMM®-based clinical and preclinical programs, we are also considering other strategic pathways by which to create shareholder value.”
First Quarter 2006 Financial Results
On March 31, 2006 the company held cash, cash equivalents and short-term investments of $77.2 million.
The company reported that its net loss for the first quarter of 2006 was $9.0 million, as compared to $9.9 million for the first quarter of last year. The decrease in the net loss was principally due to a decrease in research and development expenditures and an increase in net interest income, offset in part by an increase in general and administrative expenses.
Basic and diluted net loss per share was $0.30 for the first quarter of 2006 as compared to $0.40 for the first quarter of 2005. This reduction in net loss per share resulted from a $0.9 million decrease in net loss

Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299

and a 5.1 million increase in the number of weighted-average shares of common stock outstanding. The increase in the weighted-average shares outstanding was primarily the result of shares issued in connection with a financing the company completed in August 2005.
Revenue in the first quarter of 2006 was $328,000 as compared to $277,000 in the first quarter of 2005. The increase was the result of additional proceeds received from research activities performed under a materials transfer agreement.
Research and development expense for the first quarter of 2006 was $7.4 million, as compared to $9.2 million during the first quarter of 2005. The decrease of $1.8 million in 2006 was the result of a $1.8 million decrease in expenditures related to the manufacturing of clinical trial material and a decrease of $0.9 million in direct clinical trial expenses associated with the completion of the company’s Phase III Veronate and Phase II Aurexis clinical trials in 2005. These decreases were offset in part by a $0.9 million increase in salaries and benefits, stock compensation expense related to the adoption of FASB Statement No. 123(R), Share-Based Payments, or SFAS 123(R), patent-related legal fees, sponsored research, supplies and depreciation and facility-related expenses.
General and administrative expense increased to $2.8 million in the first quarter of 2006 as compared to $1.5 million for the first quarter of 2005. The increase of $1.3 million was the result of an increase of $0.6 million in corporate consulting, legal and professional fees and insurance expenses, $0.3 million in market research activities, $0.2 million in increased salaries and benefits and $0.2 million in stock compensation expense related to the adoption of SFAS 123(R).
During the first quarter of 2006, the company adopted SFAS 123(R). Accordingly, the company recorded total stock compensation expense of $0.3 million, or $0.01 per share, in the quarter, of which $0.1 million was recorded as research and development expense and $0.2 million was recorded as general and administrative expense.
2006 Financial Guidance
In connection with the workforce reduction announced April 21, 2006, the company anticipates recording a charge of $1.2 million in the second quarter of 2006 for one-time termination benefits. The company further indicated that these workforce reductions are expected to result in annualized savings of approximately $3.6 million in salaries and benefits. In addition, the company plans to reduce and control other costs and expenditures, such that it anticipates its net cash burn rate will approximate $10.0 to $11.0 million during the second quarter of 2006 and will decrease to an average of approximately $5.0 to $6.0 million per quarter during the second half of the year.
Financial guidance involves a high level of uncertainty and is subject to numerous assumptions and factors. These factors include, but are not limited to, the variability, timing and costs associated with conducting clinical trials, the enrollment rates in such trials, the results of these clinical trials, the time and cost to manufacture related clinical trial materials, the funding requirements of preclinical research programs, the cost of filing, prosecuting and enforcing patents or other intellectual property rights, the level of general and administrative expenses needed to support the company’s business strategy and the potential that the company may enter into new licensing agreements or strategic collaborations, or change its business strategy in the future.
Recent Developments
Aurexis
•	The company announced that it has received FDA authorization to initiate a two-dose safety and pharmacokinetic trial of Aurexis, its humanized monoclonal antibody, in 16 patients with S. aureus bloodstream infections. Prior clinical trials conducted by the company in this patient population studied a single administration of Aurexis. Patients in the trial will be administered two doses of Aurexis, intravenously at 20 mg/kg, at a five day interval and will also receive

Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299

standard of care antibiotic therapy. The company expects to begin enrolling patients in the trial during the third quarter of 2006 and to complete enrollment around year end.

•	The company also reported that in addition to completing the two-dose safety and pharmacokinetic trial, the FDA will also require the company to complete additional preclinical toxicological studies to evaluate two doses of Aurexis in combination with antibiotics. The company plans to perform these studies in parallel with the two-dose safety and pharmacokinetic clinical trial.
Veronate
•	On April 3, 2006, the company announced that its pivotal Phase III clinical trial of Veronate for the prevention of hospital-associated infections in premature, very low birth weight infants failed to meet its primary endpoint or any predefined secondary endpoints.

•	On April 28, 2006, the company reported that it was conducting a number of analyses related to the Phase III Veronate results, and had assembled an independent panel of experts in the fields of neonatology, immunology and infectious diseases to review the Veronate program in its entirety. The company plans to convene the panel in May and intends to complete its review of the Phase III Veronate results near the end of June 2006.

•	The company also reported on April 28, 2006 that it had halted the manufacture of its current donor-selected immune globulin form of Veronate. As a result, the company terminated its contract manufacturing relationship with Nabi Biopharmaceuticals and suspended future collections of plasma used to manufacture Veronate.
Operations
•	On April 21, 2006, the company announced that it was reducing its workforce by up to 35 employees in order to lower its cost structure and appropriately align the company’s operations with its current stage of development. The workforce reduction was largely focused in areas associated with the planned commercialization of Veronate. The company also announced that on April 24, 2006, the compensation committee of its board of directors approved an incentive program designed to retain key executives and employees of the company.
Conference Call and Webcast Information
William D. Johnston, Ph.D., president and chief executive officer, and other members of the Inhibitex senior management team will review first quarter results and provide a general update on the Company via a webcast and conference call today at 8:30 a.m. ET. To access the call, please dial 866-713-8565 (domestic) or 617-597-5324 (international) five minutes prior to the start time, and provide the access code 45026871. A replay of the call will be available from 10:30 a.m. ET on May 5, 2006 until June 5, 2006 at midnight. To access the replay, please call 888-286-8010 (domestic) or 617-801-6888 (international) and reference access code 98914064. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.inhibitex.com. An archived webcast will be available in the “Investors” section of the Inhibitex website approximately two hours after the event for a period of thirty (30) days.
About Inhibitex
Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. All of the company’s drug development programs are based on its proprietary MSCRAMM protein platform. MSCRAMM proteins are located on the surface of pathogenic organisms, and are responsible for the initiation and spread of infections. The company’s

Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299

most advanced product candidates are Veronate and Aurexis, for which the company has retained all worldwide rights. The company’s preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines. For additional information about the company, please visit www.inhibitex.com.
Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding: the commencement and timing of a planned safety and pharmacokinetic trial and preclinical toxicological studies of a two-dose regimen of Aurexis; estimated net cash burn rate for the second quarter and the remainder of 2006; the estimated charge related to one-time termination benefits; the estimated annualized savings related to recent workforce reductions; expending additional resources on its preclinical and clinical MSCRAMM-based programs; the consideration of other strategic pathways; the company’s intent to complete analyses, convene a panel in May and complete its review of the Phase III Veronate results near the end of June 2006; and, the company’s plan to halt manufacturing of its current form of Veronate are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the company makes, including risks related to the outcome of the company’s ongoing analyses of the Phase III Veronate trial results; the ability of its expert panel to perform a meaningful assessment of the Veronate program on a timely basis; the ability to recruit clinical trial sites to participate in and the cost and time for investigators to enroll patients in the company’s clinical trials; the use of third-party contract clinical research organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations or otherwise perform satisfactorily in the future; maintaining sufficient quantities of clinical trial materials on hand to complete its clinical trials; the ability to obtain DSMB or regulatory approval to commence or continue its clinical trials on a timely basis, if at all or in a manner currently anticipated by the company; obtaining, maintaining and protecting the intellectual property incorporated into and supporting its product candidates; maintaining expenses and other cash expenditures substantially in line with planned or anticipated amounts; and cautionary statements contained elsewhere herein and in risk factors described in or referred to in greater detail in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, or SEC, on March 13, 2006. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.
There may be events in the future that the company is unable to predict accurately, or over which it has no control. The company’s business, financial condition, results of operations, and prospects may change. The company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
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Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299

INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$33,722,314	$33,842,937
Short-term investments	43,446,875	53,288,016
Prepaid expenses and other current assets	1,486,252	1,917,436
Accounts receivable	283,428	44,923

Total current assets	78,938,869	89,093,312
Property and equipment, net	7,912,088	8,175,074

Total assets	$86,850,957	$97,268,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,524,706	$1,879,191
Accrued expenses	3,632,476	5,316,906
Current portion of notes payable	1,111,111	1,319,445
Current portion of capital lease obligations	857,154	869,043
Current portion of deferred revenue	191,666	191,667
Other current liabilities	1,152,751	1,152,702

Total current liabilities	9,469,864	10,728,954
Long-term liabilities:
Notes payable, net of current portion	1,250,000	1,458,333
Capital lease obligations, net of current portion	1,434,492	1,646,323
Deferred revenue, net of current portion	650,000	687,500
Other liabilities, net of current portion	1,255,890	1,294,210

Total long-term liabilities	4,590,382	5,086,366
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2006 and December 31, 2005; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at March 31, 2006 and December 31, 2005; 30,243,262 and 30,219,715 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	30,243	30,220
Common stock warrants	11,514,793	11,514,793
Additional paid-in capital	211,757,981	212,210,931
Deferred stock compensation	—	(772,347)
Deficit accumulated during the development stage.	(150,512,306)	(141,530,531)

Total stockholders’ equity	72,790,711	81,453,066

Total liabilities and stockholders’ equity	$86,850,957	$97,268,386

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Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299

INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
License fees and milestones	$37,500	$37,500
Collaborative research and development	125,000	125,000
Grants and other revenue	165,387	114,631

Total revenue	327,887	277,131
Operating expense:
Research and development	7,426,552	9,187,792
General and administrative	2,766,453	1,474,424

Total operating expense	10,193,005	10,662,216

Loss from operations	(9,865,118)	(10,385,085)
Other income	58,460	—
Interest income, net	824,883	442,397

Net loss	(8,981,775)	(9,942,688)

Basic and diluted net loss per share	$(0.30)	$(0.40)

Weighted average shares used to compute basic and diluted net loss per share	30,233,142	25,147,579

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Inhibitex, Inc.      ♦       9005 Westside Parkway      ♦       Alpharetta, GA 30004       ♦        Tel: (678) 746-1100       ♦       Fax: (678) 746-1299